Exhibit 99.1

                                                          AVALON OIL & GAS, INC.
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                                                          7808 Creekridge Circle
                                                                       Suite 105
                                                           Minneapolis, MN 55439
                                                                    952.746.9655
                                                                fax 952.746.5216
                                                            www.avalonoilinc.com

October 17, 2007




Mr. Edgar Dyes
President
Gran Tierra Energy Colombia, Ltd
Diagonal 108 No.7-54
Bogota, D.C. Colombia

RE: Mecaya Block and Talora Block

Dear Eddie:

We are writing to you as President of Gran Tierra Energy Colombia, Ltd , ("Gran Tierra") to express Avalon Oil & Gas, Inc.'s ("Avalon's") intention to acquire Gran Tierra's interests in the Mecaya Block and the Talora Block.

     We propose the following basic terms and conditions for the Transaction:

1.   Form of Transaction.
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     a.   Pay Gran Tierra $1,500,000 in cash to acquire Gran Tierra's interests in the Mecaya Block; and to acquire Gran Tierra's interests in the Talora block, Avalon will assume responsibility for Gran Tierra's obligations in the Talora Block, estimated to be 20% of an assumed $4,000,000 dry hole cost.

     b.   Pay $25,000 upon execution of this Letter of Intent.

     c. Put $475,000 in escrow to cover the initial cash calls associated with the 20% working interest in the Talora Block upon receipt of documents transferring Gran Tierra's interests in the Talora Block.

     d. On or before November 15,2007, pay $500,000 to be applied toward the acquisition of Gran Tierra's interest in the Mecaya Block.

     e. On or before January 31,2008 pay Gran Tierra an additional $1,000,000 to complete the acquisition of Gran Tierra's interest in the Mecaya Block.

Gran Tierra - Avalon
Mecaya Block
October 17, 2007
Page 2



2.   Definitive Agreement, Closing Date and Operations. The parties agree
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     promptly to commence negotiations of the terms and conditions of the
     Definitive Agreement in good faith in accordance with the provisions of this letter with the nonbinding intention of executing the Definitive Agreement on or prior to a Closing Date of November 1,2008.

If the provisions of this letter correctly summarize our agreement, please indicate so by your signature below.



Very truly yours,

Avalon Oil & Gas, Inc.

By: /s/ Kent Rodriguez
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Kent Rodriguez, Chief Executive Officer


Agreed to and accepted:


Gran Tierra Energy Colombia, Ltd

By: /s/ Edgar Dyes
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Edgar Dyes, President